Exhibit 10.17

SECOND AMENDMENT TO

REVOLVING CREDIT, TERM LOAN, AND SECURITY AGREEMENT

This Second Amendment to Revolving Credit, Term Loan, and Security Agreement (the “Amendment”) is made this 25th day of April, 2018 by and among VITAL FARMS, INC., a corporation organized under the laws of the State of Delaware (“Vital Farms”), VITAL FARMS OF MISSOURI, LLC, a limited liability company organized under the laws of the State of Missouri (“Vital Farms Missouri”), VITAL FARMS, LLC, a limited liability company organized under the laws of the State of Montana (“Vital Farms Montana”), SAGEBRUSH FOODSERVICE, LLC, a limited liability company organized under the laws of the State of Delaware (“Sagebrush”), BARN DOOR FARMS, LLC, a limited liability company organized under the laws of the State of Delaware (“Barn Door”), BACKYARD EGGS, LLC, a limited liability company organized under the laws of the State of Delaware (“Backyard”, and together with Vital Farms, Vital Farms Missouri, Vital Farms Montana, Sagebrush, Barn Door and each Person joined as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now or which hereafter become a party (collectively, the “Lenders” and each individually, a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A.    On October 4, 2017, Borrowers, Lenders, and Agent entered into a certain Revolving Credit, Term Loan, and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.    The Borrowers have requested and the Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to modify certain definitions, terms and conditions in the Loan Agreement.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.    Amendments to Loan Agreement. Upon the effectiveness of this Amendment, the Loan Agreement shall be amended as follows:

(a)    New Definitions. The following definitions shall be added to Section 1.2 of the Loan Agreement in the appropriate alphabetical order:

“Borrowing Period” shall have the meaning set forth in Section 2.3(b)(ii) hereof.

“Borrowing Period Monthly Installment” shall have the meaning set forth in Section 2.3(b)(ii) hereof.

(b)    Definitions. The definitions of “First Borrowing Period”, “First Borrowing Period Monthly Installment”, “Second Borrowing Period”, and “Second Borrowing Period Monthly Installment” contained in Section 1.2 of the Loan Agreement shall be deleted in their entirety and the following definitions contained in Section 1.2 of the Loan Agreement shall be amended and restated in their entirety as follows:

“Maximum Equipment Loan Amount” shall mean $750,000.

“Maximum Loan Amount” shall mean $15,450,000.

(c)    Equipment Loans. Section 2.3(b) of the Loan Agreement shall be amended and restated in its entirety as follows:

(b)    Equipment Loans.

(i)    Following the date which is the first anniversary of the Closing Date, subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, shall, from time to time, make Advances (each, an “Equipment Loan” and collectively, the “Equipment Loans”) to one or more Borrowers in an amount equal to such Lender’s Equipment Loan Commitment Percentage of the applicable Equipment Loan to finance Borrowers’ purchase of equipment for use in Borrowers’ business. All such Equipment Loans shall be in such amounts as are requested by Borrowing Agent, but in no event shall any Equipment Loan exceed eighty percent (80%) of the Net Invoice Cost of the equipment being purchased by Borrowers and the total amount of all Equipment Loans advanced shall not exceed, in the aggregate, the Maximum Equipment Loan Amount. Once repaid, Equipment Loans may not be re-borrowed.

(ii)    Equipment Loans shall be made available to Borrowers during the period commencing on the date which is the first anniversary of the Closing Date and ending on the date which is the second anniversary of the Closing Date (the “Borrowing Period”) so long as no Default or Event of Default shall have occurred and subject to the conditions set forth in Section 8.3 hereof. At the end of the Borrowing Period, Agent shall calculate the aggregate principal balance of all then outstanding Equipment Loans, which amount shall amortize in equal and consecutive monthly installments of principal, based on a 36-month amortization schedule, the first of which installments shall be due and payable on the first day of the next month after the end of the Borrowing Period, and the remaining installments of which shall be due and payable on the first day of each month thereafter (the amount of each such monthly installment, the “Borrowing Period Monthly Installment”), provided, however, that the aggregate principal balance of all Equipment Loans, together with all accrued and unpaid interest thereon, and all unpaid fees, costs and expenses payable hereunder in connection therewith, shall be due and payable in full upon the expiration of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement. Equipment Loans shall be evidenced by one or more secured promissory notes (collectively, the “Equipment Note”) in substantially the form attached hereto as Exhibit 2.3(b). The Equipment Loans may consist of Domestic Rate Loans or LIBOR Rate Loans, or a combination thereof, as Borrowing Agent may request; and in the event that Borrowers desire to obtain or extend any Equipment Loan (or any portion thereof) as a LIBOR Rate Loan or to convert any Equipment Loan (or any portion thereof) from a Domestic Rate Loan to a LIBOR Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (h) shall apply.

2.    Representations and Warranties. Each Borrower hereby:

(a)    reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all respects as of the date hereof as if made on and as of the date hereof, except for representations and warranties which related exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date;

(b)    reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)    represents and warrants that after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)    represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate action and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)    represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith are valid, binding and enforceable in accordance with their respective terms except as such enforceability may be limited by equitable principles or any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

3.    Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon satisfaction of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent’s counsel):

(a)    Agent shall have received this Amendment fully executed by Borrowers; and

(b)    Execution and/or delivery of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof.

4.    Further Assurances. Borrowers hereby agree to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

5.    Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6.    Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7.    Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the close of business on April 25, 2018, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of ($2,106,095.32) due on account of Revolving Advances and $4,364,285.72 due on account of the Term Loan, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

8.    Miscellaneous.

(a)    Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)    Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)    Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)    Governing Law. This Amendment shall, in accordance with Section 5- 1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(e)    Counterparts. This Amendment may be executed in any number of counterparts and by facsimile or electronic transmission, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

VITAL FARMS, INC.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Financial Officer

VITAL FARMS OF MISSOURI, LLC

By its Member: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Financial Officer

VITAL FARMS, LLC

By its Member: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Financial Officer

SAGEBRUSH FOODSERVICE, LLC

By its Member: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Financial Officer

BARN DOOR FARMS, LLC

By its Member: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO REVOLVING CREDIT, TERM LOAN, AND SECURITY AGREEMENT]

BACKYARD EGGS, LLC

By its Member: Vital Farms, Inc.

By:	/s/ Jason Dale
Name:	Jason Dale
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO REVOLVING CREDIT, TERM LOAN, AND SECURITY AGREEMENT]

AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION,
As Agent and Lender

By:	/s/ Neil Otte
Name:	Neil Otte
Title:	Assistant Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO REVOLVING CREDIT, TERM LOAN, AND SECURITY AGREEMENT]